      As filed with the Commission on June 3, 1996 File No. 33-_____

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  ----------

                        FORM S-8 REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                                  ----------

                                EMC CORPORATION
            (Exact name of registrant as specified in its charter)


          Massachusetts                                       04-2680009
  (State or other jurisdiction of                           (IRS Employer
   incorporation or organization)                         Identification No.)

                               171 South Street
                        Hopkinton, Massachusetts 01748
         (Address of principal executive offices, including zip code)

               EMC CORPORATION 1989 EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the plan)

                             Paul T. Dacier, Esq.
                      Vice President and General Counsel
                                EMC Corporation
                               171 South Street
                              Hopkinton, MA 01748
                                (508) 435-1000
           (Name, address and telephone number of agent for service)

                        CALCULATION OF REGISTRATION FEE


- --------------------------------------------------------------------------------------------------------
Title of               Amount to          Proposed              Proposed maximum      Amount of
Securities to be       be registered      maximum offering      aggregate offering    registration fee
registered                                price per share(1)    price(1)
- --------------------------------------------------------------------------------------------------------
Common Stock,          1,000,000
$0.01 par value        shares(2)          $22.0                 $22,000,000           $7,586.19
- --------------------------------------------------------------------------------------------------------

     (1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices of EMC Corporation Common Stock, $0.01 par value, reported on The New York Stock Exchange on May 31, 1996.

     (2) This registration statement also relates to 737,110 shares of Common Stock previously registered and remaining unissued under Registration Statement on Form S-8, File No. 33-71262, which (as indicated below) is incorporated by reference herein.

     (3) In accordance with Instruction E of Form S-8, the registration fee is being paid with respect to the additional securities only.

                                    PART II


     EMC Corporation (the "Registrant") hereby incorporates by reference the contents of the Registrant's Registration Statements on Form S-8, File No. 33-29198, No. 33-41328 and No. 33-71262.


Item 8.   Exhibits.

Exhibit                                                                     Page
4.1       EMC Corporation 1989 Employee Stock Purchase Plan, as              7
          amended to date.

5.1       Opinion of Counsel.                                                13

24.1      Consent of Coopers & Lybrand L.L.P.                                14

24.2 Consent of Counsel (contained in the opinion filed as Exhibit 5.1 to this registration statement).

25.1 Powers of Attorney (included in Part II of this registration statement under the caption "Signatures").

                                  SIGNATURES


  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned thereunto duly authorized, in the Town of Hopkinton, Massachusetts, on May 31, 1996.


                                                        EMC CORPORATION

                                                        By:/s/ Richard J. Egan
                                                           ---------------------
                                                           Richard J. Egan
                                                           Chairman of the Board


  Each person whose signature appears below constitutes and appoints Michael C. Ruettgers, Colin G. Patteson and Paul T. Dacier, and each of them singly, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 to be filed by EMC Corporation, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities shown on the date indicated below.


Signature                    Capacity                          Date

/s/ Richard J. Egan
- ------------------------     Chairman of the Board             May 31, 1996
Richard J. Egan              (Principal Executive Officer)
                             and Director
/s/ Michael C. Ruettgers
- ------------------------     President and Chief               May 31, 1996
Michael C. Ruettgers         Executive Officer and
                             Director

/s/ Colin G. Patteson
- ------------------          Vice President,                    May 31, 1996
Colin G. Patteson           Chief Financial Officer
                            and Treasurer
                            (Principal Financial Officer)
/s/ John R. Egan
- ------------------          Executive Vice President,          May 31, 1996
John R. Egan                Sales and Marketing, and
                            Director
/s/ William J. Teuber,Jr.
- ------------------          Vice President and                 May 31, 1996
William J. Teuber, Jr.      Controller (Principal
                            Accounting Officer)
/s/ Michael J. Cronin
- ------------------          Director                           May 31, 1996
Michael J. Cronin

- ------------------          Director                           May __, 1996
John F. Cunningham

/s/ Maureen E. Egan
- ------------------          Director                           May 31, 1996
Maureen E. Egan

- ------------------          Director                           May __, 1996
W. Paul Fitzgerald

/s/ Joseph F. Oliveri
- ------------------          Director                           May 31, 1996
Joseph F. Oliveri

                                 EXHIBIT INDEX


Exhibit
Number        Title of Exhibit                                               Page
4.1           EMC Corporation 1989 Employee Stock Purchase Plan,              7
              as amended to date.

5.1           Opinion of Counsel.                                             12

24.1          Consent of Coopers & Lybrand L.L.P.                             13

24.2 Consent of Counsel (contained in the opinion filed as Exhibit 5 to this registration statement).

25.1 Powers of Attorney (included in Part II of this registration statement under the caption "Signatures").